UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 9.01. Financial Statements and Exhibits.

Explanatory Note

As previously disclosed by Hyatt Hotels Corporation (the “Company”), on June 17, 2025, the Company completed the acquisition of Playa Hotels & Resorts, N.V. (“Playa”), a Dutch public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (the “Acquisition”).

Included or incorporated by reference in this Current Report on Form 8-K are certain unaudited pro forma condensed combined financial statements of the Company giving effect to the Acquisition.

(b) Pro forma financial information.

The Company’s unaudited pro forma condensed combined income statement for the nine months ended September 30, 2025 and the year ended December 31, 2024 and the unaudited pro forma condensed combined balance sheet as of September 30, 2025, each with related notes thereto, are attached as Exhibit 99.1 hereto and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Unaudited pro forma condensed combined income statement for the nine months ended September 30, 2025 and the year ended December 31, 2024 of the Company and unaudited pro forma condensed combined balance sheet as of September 30, 2025 of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: November 17, 2025	By:	/s/ Joan Bottarini
		Name:	Joan Bottarini
		Title:	Executive Vice President, Chief Financial Officer